  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2009

STARINVEST GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

814-00652 (Commission File Number)	91-1317131 (IRS Employer Identification No.)

3300 North A Street Suite 2-210
Midland, Texas 79705
 (Address of Principal Executive Offices, Zip Code)

(432) 682-8373
(Registrant's Telephone Number, Including Area Code)

-----------------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 EXPLANATORY NOTE

This Form 8-K/A is being filed as Amendment No. 1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2009.  The Report disclosed that on May 28, 2009, StarInvest Group, Inc. (the “Company” or “StarInvest”) executed a Purchase Agreement with EXX.com, a New Jersey limited liability company (“EXX”), James Dovico and Douglas Carter (together, the “Sellers”) pursuant to which the Company acquired all the membership interests of EXX from the Sellers. The Company consummated the transaction by issuing to James Dovico and Douglas Carter, the sole members of EXX, 82,000,000 shares of common stock of StarInvest. As a result of the acquisition, EXX became a wholly-owned subsidiary of the Company and Messrs. Dovico and Carter became the majority shareholders of the Company. The shares were returned to the Company and not issued until October 15, 2009.
This amendment is being filed to provide the financial statements required by Item 9.01. This Current Report will also include additional information about EXX and the Sellers.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2009, James Dovico resigned as the Chief Executive Officer of EXX, and on February 19 2010 Douglas Carter resigned as the Chief Technology Officer of EXX. As a result of these departures, EXX is currently being managed and operated by StarInvest Group, Inc. Robert H. Cole is serving as the interim Chief Executive Officer and Stephen Bamford is serving as the new interim Chief Technology Officer.

Section 8 - Other Events

Item 8.01 Other Events.

Item 2.01 of the Original Report is incorporated herein by reference.

As a result of our October 16, 2009 acquisition of EXX, the Company has added the business of autonomous, efficient, reliable and cost effective trading platforms able to achieve Straight Through Processing (STP) in the financial industry. Straight Through Processing (STP) enables the entire trade process for capital markets and payment transactions to be conducted electronically without the need for re-keying or manual intervention.  EXX main business is customizing proprietary platforms so from one program STP is enabled across all the financial networks.

EXX is a software company that provides services to our clients who are active in the financial markets. Our clients are Broker-Dealers, Hedge Funds, Algorithmic Trading Firms, and high net worth individuals.  Revenues are generated by three sources; fees, rebates and commissions.  Fees include individual fees, desktop fees, database fees, compliance fees, archiving fees, FIX connection fees, OMS fees and professional fees.  Rebates include payment by the exchanges for order flow primarily options exchanges. Commissions include transactional trading equity and options.

EXX does not have signed agreements in place with clients.  The clients rely on the EXX platform to provide stable and robust trading sessions. They are billed monthly for fee’s and commissions.

EXX operates with minimal staff and continues to trim cost to increase margins.  We have a customer help desk that is the first contact for our clients if they have any problem with a trade or the software. We have contract programmers and system technicians to handle any hardware and/or connection problem that may come up during the trading session and to handle problems that the help desk needs assistance with.

StarInvest is expanding the customer base of EXX, and plan to minimize the operational cost by aggregating the operations and the management of EXX and Todd & Co., a broker-dealer, that StarInvest has recently purchased. The ECN platform provides quote services, news retrieval, charting, option chain pricing and archives all trading information, for readily accessibility, as required by regulations in the financial industry. Customers of BDs and EXX have remote access to viewing and executing orders in NYSE, FINRA, OTC, Pink sheets and option markets. Customer support desk facilitates traditional services for clients looking for direct assistance. The institutional application is a cost effective, compliant flexible system with unique characteristics welcomed by institutional customers.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

The information set forth in Item 2.01 of Original Report is incorporated into this Item 9.01 by reference.

(a) Financial Statements of business acquired.
(b) Pro forma financial information.

The Registrant did not file the financial statements required under this Item 9.01 within 71 calendar days after the acquisition of EXX.com and was deemed not current for purposes of it reporting obligations under Section 13(a) or 15(d) of the Exchange Act. The required financial statements are set forth herein.

StarInvest Group, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

On October 15, 2009, we acquired all of the outstanding membership interests of EXX.com, LLC in exchange for 82,000,000 shares of StarInvest common stock.  The following unaudited pro forma condensed combined balance sheet presents our historical financial position combined with EXX.com as if the acquisition had occurred on September 30, 2009, and includes adjustments which give effect to events that are directly attributable to the transaction and that are factually supportable, regardless of whether they have a continuing impact or are nonrecurring.  The unaudited pro forma condensed combined statements of income present the combined results of our operations with EXX.com as if the acquisition had occurred at the beginning of the periods presented.  The pro forma financial statements are not necessarily indicative of what the Company’s financial position or results of operation would have been had we completed the acquisition at the dates indicated.  In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the:

•	accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•
separate historical financial statements of StarInvest included in our Annual Report on Form 10-K for the year ended December 31, 2008 and Form 10-Q as of and for the nine months ended September 30, 2009;

•	separate audited historical financial statements of EXX.com, LLC included herein for the years ended December 31, 2008 and 2007.

We prepared the unaudited pro forma condensed combined financial information using the acquisition method of accounting.  Accordingly, our estimated cost to acquire EXX.com of approximately $1.64 million has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition.  Any excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill.  We are currently determining the fair values of these net assets.  The final determination of these fair values will be completed as soon as possible.  It is not expected that differences from the values presented here if any will be material to an understanding of the impact this transaction to our financial results.

Unaudited Pro Forma Condensed Combined Statement of Income
For the year ended December 31, 2008

			Pro Forma	Pro Forma
	STIV	EXX	Adjustments	Combined
Operations:
Revenue	$133,686	$1,216,846		$1,350,532
Cost of sales	-	1,570,937		1,570,937

Gross profit (loss)	133,686	(354,091)		$(220,405)
Expenses:
Software expenses	-	455,000		455,000
Research and development	-	242,703		242,703
General and administrative	343,746	238,885	90,000	672,631

Total expenses	343,746	936,588	90,000	1,370,334

Net loss before other income (expense)	(210,060)	(1,290,679)	(90,000)	$(1,590,739)

Other income (expense)
Interest income	-	13		13
Loss on disposal of equipment	57,673	(1,049)		56,624
Interest expense	52,510	(15,075)		37,435
Net realized gains (losses)	50,349	-		50,349
Net change in unrealized depreciation	(526,583)	-		(526,583)

Total other income (expense)	(366,051)	(16,111)		(382,162)

Net loss	$(576,111)	$(1,306,790)	$(90,000)	$(1,972,901)

Basic & diluted earnings (loss) per common share	$(0.01)	$(0.02)		$(0.01)

Weighted average shares outstanding - basic & diluted	72,408,306	82,000,000		154,408,306

Unaudited Pro Forma Condensed Combined Statement of Income
For the nine months ended September 30, 2009

			Pro Forma	Pro Forma
	STIV	EXX	Adjustments	Combined
Operations:
Revenue	$61,733	$788,279		$850,012
Cost of sales	4,963	841,238		846,201

Gross profit (loss)	56,770	(52,959)		$3,811
Expenses:
Software expenses	-	176,500		176,500
Research and development	-	197,558		197,558
General and administrative	377,831	131,619	67,500	576,950

Total expenses	377,831	505,677	67,500	951,008

Net loss before other income (expenses)	(321,061)	(558,636)	(67,500)	$(947,197)

Other income (expense)
Interest income	-	339		339
Loss on disposal of equipment	-	-		-
Interest expense	(31,348)	(10,799)		(42,147)
Net realized gains (losses)	9,399	-		9,399
Net change in unrealized depreciation	(331,739)	-		(331,739)

Total other income (expense)	(353,688)	(10,460)		(364,148)

Net loss	$(674,749)	$(569,096)	$(67,500)	$(1,311,345)

Basic earnings (loss) per common share	$(0.01)	$(0.01)		$(0.01)
Diluted earnings (loss) per common share	$(0.01)	$(0.01)		$(0.01)

Weighted average shares outstanding - basic	90,854,104	82,000,000		172,854,104
Weighted average shares outstanding - diluted	92,546,877	82,000,000		174,546,877

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2009

			Pro Forma	Pro Forma
	STIV	EXX	Adjustments	Combined
ASSETS
Current Assets
Cash	$ 10,935	$ 15,220	-	$ 26,155
Receivable and other	313,520	101,910	(266,355)	149,075
Total current assets	324,455	117,130	(266,355)	175,230

Computers and software (net)	10,914	83,600	75,000	169,514

Investments and loans (cost of $899,999)	960,380	-	-	960,380
Other assets	106,755	8,919	450,000	565,674
Goodwill	64,600	-	2,070,010	2,134,610

Total assets	$ 1,131,735	$ 209,649	2,328,655	4,005,408

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$ 51,230	$ 1,013,809	(266,355)	$ 798,684
Loans payable	938,148	148,098	-	1,086,246
Total current liabilities	989,378	1,161,907	(266,355)	1,884,930

Long term liabilities	25,000	2,752	-	27,752

Stockholders' equity
Common stock, $.001 par value, 900,000,000 shares
authorized; 172,854,104 shares issued and outstanding	90,854	-	82,000	172,854
Additional paid-in-capital	13,274,167	(955,010)	2,513,010	14,832,167
Accumulated deficit	(12,912,295)	-	-	(12,912,295)
Total stockholders' equity	452,726	(955,010)	2,595,010	2,092,726

Total liabilities and stockholders' equity	$ 1,467,104	$ 209,649	2,328,655	$ 4,005,408

Note 1: Description of transaction and basis of presentation

On October 15, 2009, we acquired all of the outstanding membership interests of EXX.com for 82,000,000 shares of StarInvest’s common stock with an approximate value of $1,640,000.  The merger has been accounted for under the acquisition method of accounting with EXX.com’s assets being recorded at their fair market values.  The results of operations of EXX.com will be consolidated beginning on the date of the merger.  Our financial statements issued after the completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of EXX.com.

Note 2: Acquisition price

For the purpose of this pro forma analysis, the acquisition price has been based on the estimate of the fair market values of assets and liabilities acquired as of the date of acquisition.  The determination of fair market values requires management to make significant estimates and assumptions.  The final valuation of net assets is expected to be completed as soon as possible but no later than one year from the acquisition date.

Estimated Acquisition price (82,000,000 shares @ $0.02)	$1, 640,000

Acquisition price at estimated Fair Market Values
Current assets	$117,130
Identifiable intangible assets	450,000
Computers and software	158,600
Other assets	8,919
Accounts payable and accrued expenses	-1,013,809
Loans payable and other debt	-150,850
Goodwill	2,070,010
$1,640,000

Note 3: Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” relate to the following:

•	The elimination of $266,355 in intercompany balances related to StarInvest supporting EXX.com prior to the acquisition being finalized.
•	The increase to the balance of common stock due to the acquisition.
•	Amortization of identifiable intangibles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARINVEST GROUP, INC.

By:       /s/ Robert H. Cole
Name:  Robert H. Cole
Title:    Chief Executive Officer

Date:  March 26, 2010